As filed with the Securities and Exchange Commission on June 28, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EURONET WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	6099	74-2806888
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4601 College Boulevard, Suite 300

Leawood, Kansas 66211

(913) 327-4200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel R. Henry

Chief Operating Officer and President

Euronet Worldwide, Inc.

4601 College Boulevard, Suite 300

Leawood, Kansas 66211

(913) 327-4200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey B. Newman Executive Vice President and General Counsel Euronet Worldwide, Inc. 2nd Floor, Kelting House Southernhay, Basildon Essex SS14 1NU United Kingdom	John A. Granda, Esq. Stinson Morrison Hecker LLP 2600 Grand Blvd. Kansas City, Missouri 64108 (816) 691-2600

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.02 per share (3)	1,500,000	$20.73	$31,095,000	$3,939.74

(1)`	Pursuant to Rule 416 of the Securities Act of 1933, this registration statement also registers such additional shares of common stock as may become issuable to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of determining the registration fee in accordance with to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices for the common stock on the Nasdaq National Market on June 21, 2004.

(3)	Includes associated stock purchase rights. Prior to the occurrence of certain events, the stock purchase rights will not be evidenced separately from the common stock.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 28, 2004

PROSPECTUS

Euronet Worldwide, Inc. Shares

1,500,000 shares of Common Stock

($0.02 par value per share)

This prospectus relates to shares of our common stock that we may offer and issue in acquisition transactions completed by us from time to time. These acquisition transactions may include acquisitions of assets, businesses or securities, whether by purchase, merger, business combination or other form of acquisition. We anticipate that the terms of the acquisition transactions will be determined generally through negotiations with the owners or controlling persons of the assets, businesses or securities being acquired. We also anticipate that the total number of shares issued by us to consummate any of these acquisitions will be reasonably related to the prevailing market price of our common stock as of one or more specified times or periods. We do not expect to receive any cash proceeds when we issue any of these shares of common stock. We also may issue the shares upon the exercise of options, warrants, convertible securities or other similar securities assumed or issued by us from time to time in connection with such acquisitions.

We do not expect to pay any underwriting discounts or commissions in connection with issuing these shares, although we may pay finders’ fees in specific acquisition transactions. Any person receiving a finder’s fee may be deemed an underwriter within the meaning of the Securities Act of 1933, as amended.

Our common stock is traded on the Nasdaq National Market under the symbol “EEFT.” On June 23, 2004, the last reported sale price of our common stock on the Nasdaq National Market was $23.15 per share. The trading price of our common stock fluctuates, and it is impossible to predict the price at which our common stock will trade in the future.

Investing in our common stock involves risks. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2004.

ADDITIONAL INFORMATION

This Prospectus incorporates important business and financial information about Euronet from other documents that are not included or delivered with this prospectus. See “Where You Can Find More Information” and “Incorporation of Information Filed With the SEC” on page 5 of this Prospectus for a list of documents (or portions of documents) that we have incorporated into this Prospectus.

These documents (other than exhibits to such documents which are not specifically incorporated by reference into such documents or this Prospectus) are available to you without charge, upon your written or oral request made as follows:

Euronet Worldwide, Inc.

Attn: Corporate Secretary

4601 College Boulevard

Suite 300

Leawood, Kansas 66211

(913) 327-4200

To obtain timely delivery, you must request the information no later than five business days before the date you must make your investment decision.

ABOUT THIS PROSPECTUS

We have not authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus and any supplement to this prospectus is accurate as of the dates on their respective covers. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus or a supplement, we are not implying that the information is current as of the date of the delivery or sale.

No action is being taken in any jurisdiction outside of the United States to permit a public offering of the securities or possession or distribution of this prospectus or any supplement to this prospectus in that jurisdiction. Persons who come into possession of this prospectus or any supplement to this prospectus in jurisdictions outside of the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus or any supplement to this prospectus applicable to that jurisdiction.

When used in this prospectus, the terms “Euronet”, “we”, “our” and “us” refer to Euronet Worldwide, Inc., unless otherwise specified.

FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated by reference in this prospectus, may include forward-looking statements within the meaning of Section 27A of Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact may be deemed to be forward-looking statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, capital expenditures, the payment or non-payment of dividends, capital structure and other financial items, (ii) statements of plans and objectives of our management or Board of Directors, including plans or objectives relating to our products or services, (iii) statements of future economic performance, and (iv) statements of assumptions underlying the statements described in (i), (ii) and (iii). Forward-looking statements can often be identified by the use of forward-looking terminology, such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions. Any forward-looking statement speaks only as of the date on which it is made and is qualified in its entirety by reference to the factors discussed throughout this prospectus and, in particular, those factors described below. Except to fulfill our obligations under the United States securities laws, we do not undertake to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

Forward-looking statements are not guarantees of future performance or results, and are subject to known and unknown risks and uncertainties. Our actual results may vary materially and adversely from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described in “Risk Factors” under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, our Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2004 and subsequent periodic filings containing updated disclosures of such factors. You may obtain copies of these documents as described under “Additional Information”, “Where You Can Find More Information” and “Incorporation of Information Filed with the SEC.” Other factors not identified could also have such an effect.

We cannot give you any assurance that the forward-looking statements included or incorporated by reference in this prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus, you should not regard the inclusion of this information as a representation by us or any other person that the results or conditions described in those statements or our objectives and plans will be achieved.

EURONET WORLDWIDE, INC.

We are a leading provider of secure electronic financial transaction solutions. We provide financial payment middleware, financial network gateways, outsourcing, and consulting services to financial institutions, retailers and mobile phone operators. We process transactions for a network of automated teller machines (ATMs) in Europe and India. We offer a suite of integrated electronic fund transfer (EFT) software solutions for electronic payment and transaction delivery systems. We provide comprehensive electronic payment solutions consisting of ATM network participation, outsourced ATM management solutions, electronic recharge services (for prepaid mobile airtime) and integrated EFT software solutions. Through our wholly-owned subsidiaries, we operate a network of point-of-sale (POS) terminals providing electronic processing of prepaid mobile phone airtime (“top-up”) services in the U.K., Australia, New Zealand, Ireland, Poland, the U.S. and Germany. Our customers include banks, mobile phone operators and retailers that require electronic financial transaction processing services.

Our principal executive offices are located at 4601 College Boulevard, Suite 300, Leawood, Kansas 66211, and our telephone number is (913) 327-4200.

RISK FACTORS

Investing in shares of our common stock involves a risk of loss. Before investing in our common stock, you should carefully consider the risk factors described in “Risk Factors” under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic filings with the SEC, including, but not limited to, our Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2004 and subsequent periodic filings containing updated disclosures of such factors, together with all of the other information included in this prospectus and any prospectus supplement and the other information that we have incorporated by reference. Any of these risks, as well as other risks and uncertainties, could harm our business and financial results and cause the value of our securities to decline, which in turn could cause you to lose all or a part of your investment. These risks are not the only ones facing our company. Additional risks not currently known to us or that we currently deem immaterial also may impair our business. Statements in or portions of a future document incorporated by reference in this prospectus, including, without limitation, those relating to risk factors, may update and supersede statements in and portions of this prospectus or such incorporated documents.

ACQUISITION PROGRAM

This document serves as a prospectus of Euronet to register 1.5 million shares of our common stock, par value $0.02 per share, which we plan to use in acquisition transactions from time to time in connection with the acquisition of assets, stock or businesses, whether by purchase, merger or any other form of business combination. It is expected that the terms of these acquisitions will be determined by negotiations with the owners or controlling persons of the assets, businesses or securities to be acquired. We also anticipate that the shares of common stock issued will be valued at prices reasonably related to the market price of our common stock as of one or more specified times or periods. We may issue shares at fixed offering prices, which may be changed, or at other negotiated prices. In addition to shares of our common stock, consideration for these acquisitions may consist of any consideration permitted by applicable law, including, without limitation, the payment of cash, the issuance of a note or other form of indebtedness, the assumption of liabilities or any combination of these items. We also may issue the shares upon the exercise of options, warrants, convertible securities or other similar securities assumed or issued by us from time to time in connection with such acquisitions. In addition, we may lease property from, and enter into management agreements and consulting and noncompetition agreements with, the former owners and key executive personnel of the businesses to be acquired.

SELLING STOCKHOLDERS

We may permit individuals or entities who have received or will receive the shares covered by this prospectus to use such prospectus to reoffer and resell such shares. Such shares offered by this prospectus may be sold or distributed from time to time by the selling stockholders or their permitted transferees or other successors in interest, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or who may acquire shares as principals and will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The shares may be sold in one or more transactions at:

•	fixed prices,

•	prevailing market prices at the time of sale,

•	prices related to the prevailing market prices,

•	varying prices determined at the time of sale, or

•	otherwise negotiated prices.

The shares may be sold by one or more of, or a combination of, the following methods, in addition to any other method permitted under this prospectus, to the extent permitted by applicable law:

•	a block trade in which the broker-dealer so engaged will attempt to sell the offered securities as agent but may position and resell a portion of the block as principal to facilitate the transaction,

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus,

•	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including the Nasdaq National Market,

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers,

•	privately negotiated transactions,

•	by pledge to secure debts or other obligations,

•	put or call transactions,

•	to cover hedging transactions, or

•	underwritten offerings.

If required, this prospectus may be amended or supplemented on a continual basis to describe a specific plan of distribution. In making sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales.

In connection with the sale of shares, the selling stockholders may, subject to the terms of their agreements with us and applicable law, (i) enter into transactions with brokers, dealers or others, who in turn may engage in short sales of the shares in the course of hedging the positions they assume, (ii) sell short or deliver shares to close out positions or (iii) loan shares to brokers, dealers or others that may in turn sell such shares. The selling stockholders may enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer of the shares. The broker-dealer or other financial institution may then resell or transfer these shares through this prospectus The selling stockholders may also loan or pledge their shares to a broker-dealer or other financial institution. The broker-dealer or other financial institution may sell the shares, which are loaned or pursuant to a right to rehypothecate while pledged or, upon a default, the broker-dealer or other financial institution may sell the pledged shares by use of this prospectus. The broker, dealer or other financial institution may use shares pledged by the selling stockholders or borrowed from the selling stockholders or others to settle those sales or to close out any related open borrowing of shares, and may use securities received from the selling stockholders in settlement of those derivatives to close out any related open borrowing of shares. Some or all of the shares offered in this prospectus may also be sold to or through an underwriter or underwriters. Any shares sold in that manner will be acquired by the underwriters for their own accounts and may be resold at different times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. These shares may be offered to the public through underwriting syndicates represented by one or more managing underwriters or may be offered to the public directly by one or more underwriters. Any public offering price and any discounts or concessions allowed or disallowed to be paid to dealers, in connection with any sales to or through an underwriter, may be changed at different times.

The selling stockholders may pay usual and customary or specifically negotiated underwriting discounts and concessions or brokerage fees or commissions in connection with their sales.

The selling stockholders and any dealers or agents that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any profit on the sale of shares by them and any commissions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

Because the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933, as amended. Neither the delivery of any prospectus, or any prospectus supplement, nor any other action taken by the selling stockholders or any purchaser relating to the purchase or sale of shares under this prospectus, shall be treated as an admission that any of them is an underwriter within the meaning of the Securities Act of 1933, as amended, relating to the sale of any shares.

To the extent required by the Securities Act of 1933, as amended, a prospectus supplement or amendment will be filed and disclose the specific number of shares of common stock to be sold, the name of the selling stockholder, the purchase price, the public offering price, the names of any agent, dealer or underwriter, and any applicable commissions paid or discounts or concessions allowed with respect to a particular offering and other facts material to the transaction.

We may bear certain expenses of registration of the common stock under federal and state securities laws and of any offering and sale hereunder but not certain other expenses, such as discounts and commissions of underwriters, brokers, dealers or agents attributable to the sale of the shares, and fees and disbursements of any counsel, advisors or experts retained by or on behalf of any selling stockholder. The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price of the common stock sold, less the aggregate agents’ commissions, if any, and other expenses of issuance and distribution not borne by us.

We may suspend the use of this prospectus and any supplements hereto upon any event or circumstance, which necessitates the making of any changes in the registration statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The shares may be sold through registered or licensed brokers or dealers if required under applicable state securities laws.

Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold by selling stockholders under that rule rather than pursuant to this prospectus.

USE OF PROCEEDS

We do not expect to receive any cash proceeds when we issue common stock registered by this prospectus.

EXPERTS

The consolidated financial statements of Euronet Worldwide, Inc. and subsidiaries as of and for the year ended December 31, 2003 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Euronet Worldwide, Inc. and subsidiaries as of December 31, 2002 and for each of the years in the two-year period ended December 31, 2002 have been incorporated by reference herein in reliance upon the report of KPMG Audyt Sp. z o.o. (f/k/a KPMG Polska Sp. z o.o.), independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of transact Elektronische Zaklungssysteme GmbH, Martinsried that are incorporated in this registration statement by reference to our Current Report on Form 8-K/A filed February 9, 2004 have been so incorporated in reliance upon the report of Grant Thornton GmbH, Hamburg, Germany given upon the authority of such firm in accounting and auditing.

The financial statements of e-pay Limited that are incorporated in this registration statement by reference to our Current Report on Form 8-K/A dated May 2, 2003 have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares being offered hereby will be passed upon for us by Stinson Morrison Hecker LLP.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and interim reports, proxy and information statements and other information with the SEC. These filings contain important information which does not appear in this prospectus. You may read and copy any materials we file at the SEC’s public reference room at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding us at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933, as amended, with respect to the common stock offered by this prospectus. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference facilities or web site.

INCORPORATION OF INFORMATION FILED WITH THE SEC

The SEC allows us to “incorporate by reference” into this prospectus, which means that we may disclose important information to you by referring you to other documents that we have filed or will file with the SEC. We are incorporating by reference into this prospectus the following documents filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2003 (including information specifically incorporated by reference into our Form 10-K from our definitive Proxy Statement filed April 20, 2004),

•	Our Quarterly Report on Form 10-Q and Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2004,

•	Our Current Reports on Form 8-K filed January 5, 2004, February 20, 2004, February 25, 2004, April 2, 2004, April 28, 2004, June 1, 2004 and June 14, 2004 and our Current Reports on Form 8-K/A filed May 2, 2003, January 5, 2004, February 9, 2004 and June 15, 2004,

•	The description of our common stock contained in our registration statement on Form 8-A, dated February 21, 1997, including any amendment or reports filed for the purpose of updating that description,

•	The description of our preferred stock purchase rights contained in our registration statement on Form 8-A, dated March 24, 2003, including any amendment or reports filed for the purpose of updating that description.

All documents that we file with the SEC pursuant to section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of this offering of common stock shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents. Also, all such documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange act of 1934, as amended, after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents. Certain statements in and portions of this prospectus update and supersede information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and supersede statements in and portions of this prospectus or the above listed documents.

The following information contained in such documents is not incorporated herein by reference: (i) information furnished under Items 9 and 12 of our Current Reports on Form 8-K, (ii) certifications accompanying or furnished in any such documents pursuant to Title 18, Section 1350 of the United States Code and (iii) any other information in such documents which is not deemed to be filed with the SEC under Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. We have furnished information under Item 12 of the Current Report on Form 8-K, “Reports of Operations and Financial Condition,” in the Current Report on Form 8-K filed by us on February 20, 2004.

We shall provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents or this prospectus. Please direct your written or telephone requests to:

Euronet Worldwide, Inc.

Attn: Corporate Secretary

4601 College Boulevard

Suite 300

Leawood, Kansas 66211

(913) 327-4200

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article Eighth of the Registrant’s amended certificate of incorporation and Article VII of the Registrant’s bylaws provide for indemnification of the Registrant’s directors and officers to the maximum extent permitted by the Delaware General Corporation Law. The Registrant also maintains, and intends to continue to maintain, insurance for the benefit of its directors and officers to insure these persons against certain liabilities, including liabilities under the securities laws.

ITEM 21.	Exhibits.

The index to exhibits appears immediately following the signature pages to this Registration Statement.

ITEM 22.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a posteffective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d)	The registrant undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, State of Kansas, on this 25th day of June, 2004.

EURONET WORLDWIDE, INC.

By:	/s/ Daniel R. Henry
Name: Daniel R. Henry
Title: Chief Operating Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael J. Brown and Daniel R. Henry, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/Michael J. Brown Michael J. Brown	Chairman of the Board of Directors, Chief Executive Officer and Director (principal executive officer)	June 25, 2004

/s/Daniel R. Henry Daniel R. Henry	Chief Operating Officer, President and Director	June 25, 2004

/s/Enberto R. Scocimara Eriberto R. Scocimara	Director	June 25, 2004

/s/Thomas A. McDonnell Thomas A. McDonnell	Director	June 25, 2004

/s/M. Jeannine Strandjord M. Jeannine Strandjord	Director	June 25, 2004

/s/Andzrej Olechowski Andzrej Olechowski	Director	June 25, 2004

/s/Paul S. Althasen Paul S. Althasen	Director	June 25, 2004

/s/Andrew B. Schmitt Andrew B. Schmitt	Director	June 25, 2004

/s/Rick L. Weller Rick L. Weller	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	June 25, 2004

EXHIBIT INDEX

Exhibit Number	Description

4.1	Certificate of Incorporation of Euronet Worldwide, Inc., as amended (filed as Exhibit 3.1 to the Registrant’s annual report on Form 10-K for the year ended December 31, 2001, and incorporated by reference herein)

4.2	Bylaws of Euronet Worldwide, Inc. (filed as Exhibit 3.2 to the Registrant’s registration statement on Form S-1 filed on December 18, 1996 (Registration No. 333-18121), and incorporated by reference herein)

4.3	Amendment No. 1 to Bylaws of Euronet Worldwide, Inc. (filed as Exhibit 3(ii) to the Registrant’s quarterly report on Form 10-Q for the fiscal period ended March 31, 1997, and incorporated by reference herein)

4.4	Amendment No. 2 to Bylaws of Euronet Worldwide, Inc. (filed as Exhibit 3.1 to the Registrant’s current report on Form 8-K filed on March 24, 2003, and incorporated by reference herein)

4.5	Form of Certificate issued to the shareholders of transact Elektronische Zahlungssysteme GmbH, dated November 19/20, 2003 (filed as Exhibit 4.1 to the Registrant’s current report on Form 8-K filed on November 25, 2003, and incorporated by reference herein)

4.6	Certificate of Additional Investment Rights issued to Fletcher International, Ltd. on November 21, 2003 (filed as Exhibit 4.2 to the Registrant’s current report on Form 8-K filed on November 25, 2003, and incorporated by reference herein)

4.7	Agreement, dated November 20, 2003, between Euronet Worldwide, Inc. and Fletcher International, Ltd. (filed as Exhibit 10.1 to the Registrant’s current report on Form 8-K filed on November 25, 2003, and incorporated by reference herein)

4.8	Rights Agreement, dated as of March 21, 2003, between Euronet Worldwide, Inc. and EquiServe Trust Registrant, N.A. (filed as Exhibit 4.1 to the Registrant’s current report on Form 8-K filed on March 24, 2003, and incorporated by reference herein)

4.9	First Amendment to Rights Agreement, dated as of November 28, 2003, between Euronet Worldwide, Inc. and EquiServe Trust Registrant, N.A. (filed as Exhibit 4.1 to the Registrant’s current report on Form 8-K filed on December 4, 2003, and incorporated by reference herein)

5	Opinion of Stinson Morrison Hecker LLP

10.1	Employment Agreement executed in October 2003, between the Registrant and Michael J. Brown, CEO (filed as Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K filed on March 15, 2004, and incorporated by reference herein)

10.2	Employment Agreement executed in October 2003, between the Registrant and Daniel R. Henry, COO (filed as Exhibit 10.2 to the Registrant’s Annual Report on Form 10-K filed on March 15, 2004, and incorporated by reference herein)

10.3	Employment Agreement executed in October 2003, between the Registrant and Jeffrey B. Newman, Executive Vice President (filed as Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K filed on March 15, 2004, and incorporated by reference herein)

10.4	Employment Agreement executed in October 2003, between the Registrant and James P. Jerome, Executive Vice President (filed as Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K filed on March 15, 2004, and incorporated by reference herein)

10.5	Services Agreement between e-pay Ltd. and Paul Althasen, Executive Vice President and Co-Managing Director, e-Pay (filed as Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K filed on March 15, 2004, and incorporated by reference herein)

10.6	Services Agreement between e-pay Ltd. and John Gardiner, Executive Vice President and Co-Managing Director, e-Pay (filed as Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K filed on March 15, 2004, and incorporated by reference herein)

10.7	Euronet Long Term Incentive Stock Option Plan (1996), as amended (filed as Exhibit 10.7 to the Registrant’s Annual Report on Form 10-K filed on March 15, 2004, and incorporated by reference herein)

10.8	Euronet Worldwide, Inc. Stock Incentive Plan (1998), as amended (filed as Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K filed on March 15, 2004, and incorporated by reference herein)

10.9	Euronet Worldwide, Inc. 2002 Stock Incentive Plan (filed as Exhibit A to the Registrant’s Definitive Proxy Statement for Annual Meeting of Stockholders held on May 8, 2002 and incorporated by reference herein)

10.10	Rules and Procedures for Euronet Matching Stock Option Grant Program (filed as Exhibit 10.3 to Registrant’s Form 10-Q for the quarter ended September 30, 2002 and incorporated by reference herein)

23.1	Consent of KPMG LLP

23.2	Consent of KPMG Audyt Sp. z o.o. (f/k/a KPMG Polska Sp. z o.o.)

23.3	Consent of Grant Thornton GmbH

23.4	Consent of PricewaterhouseCoopers LLP

23.5	Consent of Stinson Morrison Hecker LLP (included in Exhibit 5)

24	Power of Attorney (included on signature page)